EXHIBIT 5.1

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form F-10 of Inco Limited of our report dated February 4, 2003 appearing on page 119 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 dated March 20, 2003. We also consent to the references to us under the heading "Experts".



Chartered Accountants
Toronto, Ontario
April 29, 2003